EXHIBIT 99.1

Creative Computer Applications, Inc. Reports That It Has Entered into a Letter of Intent to Merge with StorComm, Inc.

    CALABASAS, Calif.--(BUSINESS WIRE)--Jan. 10, 2005--Creative Computer Applications, Inc. or CCA, (AMEX:CAP), a provider of Clinical Information Systems (CIS) for hospital and clinic-based laboratories, pharmacies, and medical imaging departments announced today that it has entered into a Letter of Intent to merge with StorCOMM, Inc. (StorCOMM) of Jacksonville, Florida, a private company providing Picture Archive Communication Systems (PACS) and Clinical Image Management Systems for the medical imaging market. CCA will be the surviving entity and StorCOMM shareholders will own one-half of the merged entity. The transaction is subject to the completion and execution of a definitive merger agreement and shareholder approval. It is expected that the post merger company will offer integrated applications and services to a broad sector of the healthcare provider market. The merger is expected to be completed by the spring of 2005.
    Steven M. Besbeck, President and CEO of CCA stated: "The proposed merger is truly a win-win situation for CCA and StorCOMM, as well as for our respective clients, employees and shareholders. As the development of digital medical imaging has progressed over the last few years, there are examples of others seeking to interface radiology information system technology (RIS) with PACS systems. The integration of CCA's CyberRAD RIS and StorCOMM's AccessNET(TM) products provides an attractive cost effective solution that enhances productivity and workflow, which we believe will exceed the demands and trends in the industry. CCA and StorCOMM already possess the product portfolio and technical expertise to create the next generation of seamlessly integrated RIS/PACS product offerings and can extend this core technology to orthopedic, cardiology and anatomic pathology specialties. CCA since its inception has focused on applications that address the operational and business requirements of laboratories, imaging departments and other clinical operations, while StorCOMM has focused on diagnostic tools for the medical imaging market for use by radiologists and other clinicians. Our proprietary ownership of these technologies gives us the ability to do some things that we believe will be revolutionary and very exciting."
    Sam Elliott, CEO StorCOMM, Inc. stated: "The merger of our respective companies is also synergistic beyond the obvious integration of StorCOMM's AccessNET(TM) and CCA's CyberRAD products. We believe that our management teams are complementary and there are many points of intersection that will allow us to consolidate our respective operations into a larger and more effective organization. In addition, having systems for the laboratory, pharmacy, imaging departments and for PACS gives us a broader product portfolio to offer to new customers as well as to our installed base. We expect that the post merger company will begin with over 700 customer sites, each with one or more of our products installed."
    CCA is a healthcare information technology and service provider that provides software and browser-based solutions, specializing in Clinical Information Systems (CIS) for hospital and clinic-based laboratories, pharmacies, and medical imaging departments. Its primary products, CyberLAB(R), CyberMED(R) and CyberRAD(R) are highly functional, scalable, and can be deployed in a variety of healthcare settings. CCA's systems are deployed in more than 500 sites. For more information about CCA, its products and services, visit http://www.ccainc.com/.
    StorCOMM Inc. is a leader in the design, development, implementation and support of highly scalable PACS and Clinical Image Management Systems tailored to meet the needs of healthcare organizations in the United States and abroad. StorCOMM's ACCESS.net family of systems provides enterprise wide system solutions for imaging centers, orthopedic environments, and hospitals. AccessNET systems are deployed in more than 180 sites in the US and Europe. For more information about StorCOMM, its products and services, visit http://www.storcomm.com/.

    This news release contains forward-looking statements made in reliance upon the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not guarantees of future performance and are inherently subject to uncertainties and other factors which could cause actual results to differ materially from the forward-looking statement. Such statements are based upon, among other things, assumptions made by, and information currently available to management, including management's own knowledge and assessment of the Company's industry and competition. The Company refers interested persons to its most recent Annual Report on Form 10-KSB and its other SEC filings for a description of additional uncertainties and factors, which may affect forward-looking statements. The Company assumes no duty to update its forward-looking statements.

    CONTACT: Steven M. Besbeck, 818-880-6700 x252